Exhibit 4.2

NUMBER	NUMBER
C- [●]
SHARES
SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP [ ]

EAST WEST AVE ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

COMMON STOCK

This Certifies that is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE COMMON STOCK OF

EAST WEST AVE ACQUISITION CORP.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed, and subject to the Company’s amended and restated articles of incorporation, as the same may be amended from time to time (the “Articles of Incorporation”). The Corporation will be forced to redeem all of its public shares of Common stock if it is unable to complete a business combination within the period of time set forth in the Articles of Incorporation, as more fully described in the Corporation’s final prospectus dated [  ], 2026.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Chief Executive Officer	[Corporate Seal] Nevada	Chief Financial Officer

EAST WEST AVE ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian

TEN ENT	-	as tenants by the entireties			(Cust)		(Minor)

JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Shares of the capital stock represented by the within Certificate, and hereby irrevocably constitutes and appoints

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated:

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 (OR ANY SUCCESSOR RULE).

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In each case, as more fully described in the Corporation’s final prospectus dated [  ], 2026, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Corporation redeems the shares of Common stock sold in the Company’s initial public offering and liquidates because it does not consummate an initial business combination within the time period set forth in the Articles of Incorporation, as the same may be amended from time to time, (ii) the Corporation redeems the shares of Common stock sold in its initial public offering in connection with a stockholder vote (x) to amend the Corporation’s amended and restated certificate of incorporation to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Common stock if it does not consummate an initial business combination f it does not consummate an initial business combination within the time set forth in the Articles of Incorporation or (y) with respect to any other provisions relating to stockholders’ rights or pre-initial business combination activity, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective shares of Common stock in connection with a tender offer (or proxy solicitation, solely in the event the Corporationseeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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